CONFIDENTIAL PORTIONS HAVE BEEN OMITTED BASED UPON A REQUEST

FOR CONFIDENTIAL TREATMENT PURSUANT TO RULE 24b-2 OF THE

SECURITIES EXCHANGE ACT OF 1934 AND HAVE BEEN SEPARATELY FILED

WITH THE SECURITIES AND EXCHANGE COMMISSION.

HEINEKEN SUB-LICENCE AGREEMENT between Heineken UK Limited and United Breweries International (UK) Limited and Kingfisher Beer Europe Limited and United Breweries Limited

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This Sub-Licence Agreement is dated April 18, 2013 between:-

PARTIES:-

A.	HEINEKEN UK LIMITED, a company incorporated in Scotland (Registered Number SC065527) and having its registered office at 2-4 Broadway Park, South Gyle Broadway, Edinburgh, EH12 9JZ (“Heineken UK”); and

B.	UNITED BREWERIES INTERNATIONAL (UK) LIMITED, a company incorporated in England and Wales (Registered Number 1688201) and having its registered office at 75 Westow Hill, Crystal Palace, London, SE19 1TX (“UBI”); and

C.	KINGFISHER BEER EUROPE LIMITED, a company incorporated in England and Wales (Registered Number 02367133) and having its registered office at Springfield House, Sandling Road, Maidstone, Kent, ME14 2LP (“KBE”); and

D.	UNITED BREWERIES LIMITED, a company incorporated in India and having its registered office at Level 3-5, UB Tower, UB City 24, Vittal Mallya Road, Bangalore, 560001, India (“UB”).

(each a “party” and together the “parties”)

BACKGROUND:-

(1)	KBE and Heineken UK have entered into a Contract Brewing and Distribution Agreement and a Loan Agreement (both as defined below).

(2)	The parties have agreed that in the event that KBE defaults under the Contract Brewing and Distribution Agreement and/or the Loan Agreement, Heineken UK shall, at its option, acquire an exclusive licence from UBI to produce, market and sell the Product (as defined below) in the United Kingdom.

(3)	This Agreement sets out the terms and conditions on which Heineken UK shall acquire the exclusive licence.

IT IS AGREED:-

1.	Definitions and Interpretation

1.1	Unless the context otherwise requires, in this Agreement the following words and expressions shall have the meaning set out opposite them:

“Agent”	means any subsidiary or holding company of Heineken UK and any third party appointed by Heineken UK in connection with this Agreement;

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“Agreement”	means this Sub-Licence Agreement together with its Schedules;

“Contract Brewing and Distribution Agreement”	means the contract brewing and distribution agreement entered into between KBE and Heineken UK on or around the date of this Agreement;

“Contract Year”	means any period of twelve months beginning on the Effective Date or any anniversary thereof;

“Debt”	has the meaning given to it in Clause 4.1;

“Distribution Agreement”	means the distribution agreement between UBI and KBE dated 9th October 1998, as the same was amended pursuant to a supplemental agreement dated 24th October 2001 and a deed of variation dated 11th March 2013;

“Effective Date”	has the meaning given in Clause 3.1;

“Event of Default”	has the meaning given to it in the Loan Agreement;

“Finance Document”	has the meaning given to it in the Loan Agreement;

“Gross Revenue”	means the proceeds from Product supplied to third parties, to personnel and group companies, associates, joint ventures and investments;
“Loan Agreement”	means the loan agreement entered into between KBE and Heineken UK on or around the date of this Agreement;

“Product”	means Kingfisher beer;

“Recipe”	means the list of ingredients and agreed manufacturing process for the Product;

“Revenue”	has the meaning given to it in the Heineken SCAN database (i.e. Gross Revenue (excluding excise) less discounts to customers less variable selling expenses plus proceeds from services);

“Specifications”	means the product specifications and details as to the method of production and also the packaging of the Product and the quality procedures and performance standards relating to the Product as agreed between the parties from time to time;

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“Term”	means the term of this Agreement as set out in Clause 3.1;

“Term Date”	means the earlier of (i) the date on which KBE has repaid the Debt to Heineken UK; or (ii) the date on which the Agreement terminates pursuant to Clause 4.3; or (iii) 9 October 2018;

“Territory”	means the United Kingdom (England, Wales, Scotland and Northern Ireland);

“Trade Marks”	means the trade marks which subsist in the Products, Recipes and Specifications, as more particularly set out in Schedule 2; and

“TMLA”	means the trade mark licence agreement between UBI and United Breweries Limited, a company incorporated in India and having its registered office at Level 3-5, UB Tower, UB City 24, Vittal Mallya Road, Bangalore, 560001, India, dated 9th October 1998, as the same was amended pursuant to a supplemental agreement dated 22nd October 2001 and a deed of variation dated 11th March 2013.

1.2	In this Agreement:-

1.2.1	the singular includes the plural and vice versa;

1.2.2	references to gender include references to all genders;

1.2.3	unless otherwise stated, references to sub-Clauses, Clauses and to the Schedules are to sub-Clauses, Clauses and the Schedules to this Agreement;

1.2.4	the Clause headings are for reference only and shall not affect the construction or interpretation of this Agreement;

1.2.5	the Schedules annexed hereto are incorporated into and form part of this Agreement;

1.2.6	“subsidiary” and “holding company” shall have the meanings given to them in section 1159 of the Companies Act 2006; and

1.2.7	references to statutes, any statutory instrument, regulation or order shall be construed as a reference to such statute, statutory instrument, regulation or order as amended or re-enacted from time to time.

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1.3	In this Agreement, except where the context otherwise requires, any reference to:-

1.3.1	another agreement or any deed or other instrument or document shall be construed as a reference to that other agreement, deed or other instrument or document as the same may have been, or may from time to time be, amended, varied, supplemented or novated;

1.3.2	a “day” means a period of 24 hours (or such other number of hours as may be relevant in the case of changes for daylight saving) ending at 12.00 midnight;

1.3.3	the words “include” or “including” are to be construed as meaning without limitation;

1.3.4	a “month” means a calendar month; and

1.3.5	a “person” includes any individual, partnership, firm, company, corporation, joint venture, trust, association, organisation or other entity, in each case whether or not having a separate legal personality.

2.	Licence

2.1	UBI grants to Heineken UK an exclusive, royalty-free and irrevocable licence to use the Trade Marks for the purpose of producing, marketing, selling and distributing the Product in the Territory on the terms set out in this Agreement, and in particular the terms of the licence as set out in Schedule 1 (Licence Terms and Conditions).

2.2	As the owner of the Trade Marks, UB irrevocably consents to the grant of the licence pursuant to Clause 2.1 on the terms and conditions set out in this Agreement.

3.	Term

3.1	Notwithstanding the date of this Agreement, this Agreement and the licence granted pursuant to clause 2.1 shall come into force with effect from the time:

(i)	the notice issued pursuant to Clause 11.2(e) of the Loan Agreement is deemed to have been received in accordance with the notice provisions in Clause 15 of the Loan Agreement; or

(ii)	the notice issued pursuant to Clause 19.2 of the Contract Brewing and Distribution Agreement is deemed to have been received in accordance with the notice provisions in Clause 26 of the Contract Brewing and Distribution Agreement, (the “Effective Date”), and shall continue until the Term Date, unless terminated earlier in accordance with Clause 7 (the “Term”). For the avoidance of doubt, Heineken UK’s exercise of its right to the licence pursuant to Clause 11.2(e) of the Loan Agreement or Clause 19.2 of the Contract Brewing and Distribution Agreement shall lead to the immediate and automatic coming into force of the licence on the terms set out in this Agreement and no further action shall be required by the parties in order to give effect to the licence.

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3.2	KBE and UBI acknowledge and agree that in the event of the coming into force of Heineken UK’s licence pursuant to clause 3.1 above, the terms of the Distribution Agreement shall be automatically varied such that KBE’s licence to the Trade Marks in the Territory are suspended with immediate effect from the Effective Date until the expiry of the Term.

4.	Debt Write Off

4.1	In consideration of acquiring the exclusive licence pursuant to Clause 2.1, Heineken UK shall reduce the total amount outstanding and due by KBE to Heineken UK under this Agreement and any and all Finance Documents (the “Debt”) as at the Effective Date, at a notional royalty rate of [ * ]% of Revenue, which shall be written off at quarterly intervals throughout the Term.

4.2	Interest shall accrue on the Debt, from and including the Effective Date until the Debt has been repaid in full at the rate of 5% above the Bank of England base rate. The interest payable by KBE to Heineken UK pursuant to this Clause 4.2 shall be added to the Debt and written off in accordance with Clause 4.1 during the Term.

4.3	At the end of the first Contract Year, Heineken UK shall review the amount of the Debt and Heineken UK, UBI and KBE shall meet to discuss and consider whether the Debt can be settled at that point in a mutually acceptable way. If Heineken UK, UBI and KBE are able to reach a settlement solution, this Agreement shall terminate when Heineken UK has received the amount agreed to be payable to Heineken UK, in accordance with the settlement solution pursuant to this Clause 4.3, by BACS with cleared funds to such account in the United Kingdom as Heineken UK may nominate from time to time.

* CONFIDENTIAL PORTIONS OMITTED AND FILED SEPARATELY WITH THE COMMISSION

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4.4	In the event that Heineken UK, UBI and KBE cannot reach a settlement solution pursuant to Clause 4.3 above, the Debt shall continue to be written off in accordance with Clause 4.1 until the expiry of the Term.

5.	Marketing Support

5.1	Subject to Clause 5.2, Heineken UK shall accrue a notional marketing fund of £[ * ] per hectolitre of Product sold by Heineken UK in the Territory during the Term, to be spent on marketing activities to promote the Product in the Territory, including any trade support to customers. Any unused marketing fund on the expiry or termination of this Agreement shall lapse. For the avoidance of doubt, no cash equivalent shall be payable.

5.2	Heineken UK, UBI and KBE may agree during the Term to use the notional marketing fund which has accrued pursuant to Clause 5.1 in order to accelerate KBE’s repayment of the Debt in such amounts as Heineken UK, UBI and KBE may agree from time to time. For the avoidance of any doubt, the amount to be spent by Heineken UK on marketing activities pursuant to Clause 5.1 shall be reduced by an amount equal to that portion of the marketing fund that has been used to accelerate KBE’s repayment of the Debt.

6.	Trade Marks

6.1	UBI warrants that it has and will continue to have the full right and title to license the Trade Marks to Heineken UK during the Term.

6.2	Heineken UK acknowledges that UB are the owners of the Trade Marks and that Heineken UK will not obtain or assert any right to any part of them, except to the extent that the Licence permits.

6.3	UBI shall indemnify Heineken UK and/or its Agents in relation to any reasonable costs and expenses incurred as a result of any third party actions brought against Heineken UK and/or its Agents (as the case may be) in relation to their use of the Trade Marks and Heineken UK and/or its Agents shall give UBI reasonable assistance and control of any such action.

* CONFIDENTIAL PORTIONS OMITTED AND FILED SEPARATELY WITH THE COMMISSION

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6.4	Heineken UK shall not, without the written consent of UBI sell, dispose of or describe the Product under or by reference to any name or description other than the name or description applied to the Product by UBI.

7.	Termination

7.1	Heineken UK shall be entitled to terminate this Agreement immediately in the event that:

7.1.1	a material breach of this Agreement by UBI which, having been notified to UBI, goes unremedied for a period of 30 days or more; or

7.1.2	UBI’s licence pursuant to the TMLA is terminated for any reason.

7.2	UBI shall be entitled to terminate this Agreement immediately in the event that:

7.2.1	a material breach of this Agreement by Heineken UK which, having been notified to Heineken UK, goes unremedied for a period of 30 days or more; or

7.2.2	Heineken UK (i) voluntarily or involuntarily enters a bankruptcy, insolvency or similar proceeding; (ii) passes a resolution for winding up its business or a court of competent jurisdiction makes an order to that effect (other than for the purpose of amalgamation or restructuring) or (iii) a receiver is appointed in respect of substantially all of its assets.

8.	Consequences of Termination

8.1	On expiry or termination of this Agreement for any reason and subject to any express provisions set out elsewhere in this Agreement:

8.1.1	subject to clause 8.2 below, the Debt (which for the avoidance of doubt, shall include any interest payable on the Debt) shall immediately become due and payable by KBE to Heineken UK;

8.1.2	all rights and licences granted under this Agreement shall cease;

8.1.3	subject to Clause 8.1.4 below, Heineken UK shall cease all use of the Trade Marks;

8.1.4	Heineken UK shall, for a period of 180 days after the date of termination, have the right to dispose of all stocks of Product in its or its Agents’ possession and all Product in the course of manufacture at the date of termination.

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8.2	Where KBE is unable to make payment of the Debt on termination of this Agreement for any reason, UBI shall be liable to make payment of the Debt to Heineken UK immediately on termination.

8.3	The expiry or termination of this Agreement, for any reason, shall not affect any provision of this Agreement that is expressed to survive or operate in the event of expiry or termination and shall be without prejudice to the provisions of this Clause 8.3 and to any rights of a party which may have accrued by, at or up to the date of such expiry or termination.

9.	Limitation of Liability

9.1	Neither party excludes or restricts their liability for death, personal injury or fraudulent misrepresentation.

9.2	Subject always to Clause 9.1, the aggregate liability of Heineken UK for any single breach or series of similar breaches of this Agreement shall be limited to £[ * ] in any Contract Year.

9.3	Subject always to Clause 9.1, neither party shall be liable to the other party in contract, delict, tort (including negligence) or otherwise arising out of or in connection with this Agreement including by way of indemnity for any special, indirect or consequential losses or damage (including loss of profits and loss of business), provided that where such losses were within the contemplation of the parties at the date of this Agreement this Clause 9.3 shall not apply.

10.	Force Majeure

10.1	Any delay in or failure by a party hereto in performance hereunder shall be excused if and to the extent that such delay or failure is caused by occurrences beyond such party’s control including but not limited to, acts of God, decrees or restraints of government, strikes, labour disputes, war, fire, riot, sabotage, terrorism and any other cause or causes whether similar or dissimilar to those already specified which cannot be controlled by such party. Such performance shall be so excused for the period during which such inability of the party to perform is so caused but for no longer period and shall be remedied as far as possible with all reasonable despatch. Any time period for performance shall be extended by a period equal to duration to any period during which such performance is excused by this Clause.

* CONFIDENTIAL PORTIONS OMITTED AND FILED SEPARATELY WITH THE COMMISSION

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11.	Confidentiality

11.1	Each of the parties agrees to keep the terms of this Agreement and of any information exchanged between the parties in the course of this Agreement (in whatever form and including materials, notes, or papers in whatever form derived from such information) (“Confidential Information”) strictly confidential and shall not divulge any Confidential Information to any other person, except to its employees, licensees and/or Agents engaged in the production, marketing (including advertising) and distribution of the Product to whom it shall be essential to disclose the same.

11.2	Nothing in Clause 11.1 shall restrict the disclosure of any Confidential Information:

11.2.1	which has entered into the public domain (other than by breach of a party to this Agreement);

11.2.2	which comes into the possession of a party independently provided that such information has come into the possession of that party in circumstances of good faith; or

11.2.3	which is required to be disclosed by law, regulation, any competent court, governmental or regulatory authority pursuant to the rules of any stock exchange.

12.	Assignment & Sub-Contracting

12.1	Save as set out in Clause 12.2, none of the rights, duties, or obligations under this Agreement may be assigned, delegated, transferred or sub-contracted by either party without the other party’s prior written consent, such consent not to be unreasonably withheld.

12.2	UBI, UB and KBE acknowledge and accept that Heineken UK may sub-contract distribution of the Product to its nominated distributor from time to time and that Heineken UK may appoint an Agent to manufacture and package the Product under Heineken UK’s supervision.

13.	Waiver

13.1	Subject to Clause13.2, failure, delay or neglect by a party to enforce at any time any provision of this Agreement shall not be construed nor shall be deemed to be a waiver of that party’s rights hereunder nor in any way affect the validity of the whole or any part of this Agreement nor prejudice the party’s rights to take subsequent action.

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13.2	Each of the parties shall be entitled by notice in writing to the other parties to waive its rights under this Agreement.

14.	Severability

14.1	If any provision of this Agreement is declared to be void or unenforceable by any judicial or administrative authority in any jurisdiction in which this Agreement is effective, such provision will be deemed to be severable and the parties shall each use their reasonable endeavours in good faith to modify this Agreement so that the intent of this Agreement can be legally carried out.

15.	Notices

15.1	Any notice, consent, confirmation or other information required or authorised by this Agreement to be given by a party to another party to this agreement may be given by hand or sent by first class recorded delivery post to such other party at the address specified in this Agreement or such other address as may from time to time be notified in writing to the party giving such notice or other communication by the party to whom such notice or other communication is given.

15.2	Notices shall be deemed given, in the case of notice given by hand, when given, and in the case of notice given by recorded delivery post, two business days after the date of posting.

16.	Contracts (Rights of Third parties)

16.1	A person who is not party to this Agreement shall have no rights under the Contracts (Rights of Third parties) Act 1999 to enforce any terms of this Agreement. This Clause does not affect any right or remedy of any person which exists or is available otherwise than pursuant to that Act.

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17.	Disclaimer of Agency and Partnership

17.1	This Agreement shall not, unless expressly agreed otherwise, constitute a party as an agent of another party. The parties hereto are independent contractors and shall have no power, nor will each of the parties represent that it has any power, to bind the other party (or parties) or to assume or to create any obligation or responsibility, express or implied, on behalf of the other party (or parties) or in the other party’s (or parties’) name.

17.2	Nothing in this Agreement shall be construed as creating any relationship of partnership between the parties hereto.

18.	Variation

18.1	This Agreement shall not be amended and no variation to its terms shall be effective unless such amendment or variation is in writing and is signed by or on behalf of each of the parties.

19.	Entire Agreement

19.1	This Agreement and the Schedules annexed hereto constitute the entire understanding between the parties with respect to the subject matter hereof and supersedes any previous understandings, arrangements, representations, negotiations or agreements previously entered into between the parties. Provided that nothing in this Clause 19 shall have effect to exclude the liability of either party for fraud or fraudulent misrepresentation.

20.	Counterparts

20.1	This Agreement may be executed in any number of counterparts, each of which so executed shall be an original, but together shall constitute one and the same instrument.

21.	Governing Law

21.1	This Agreement shall be governed by and construed in accordance with the law of England & Wales and the parties hereby submit to the exclusive jurisdiction of the courts in England & Wales.

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Schedule 1

Licence Terms and Conditions

1.	APPOINTMENT, TECHNICAL DIRECTIONS, ADVICE AND SUPERVISION

1.1	Throughout the continuance of this Agreement, UBI (or its appointed agent) shall, in order to enable Heineken UK (or its appointed Agent) to produce and to package the Product materially in accordance with the Specifications, supply the Recipe and the Specifications to Heineken UK.

2.	PRODUCTION

Throughout the continuance of this Agreement Heineken UK shall, or shall procure that its Agent, in respect of the Product shall:

2.1	install and maintain at its breweries such equipment (including laboratory equipment) and installations for the production and packaging of the Product in accordance with the Specifications;

2.2	manufacture the liquid for the Product to the Recipes, materially in accordance with the Specifications;

2.3	produce, package and store the Product at the breweries materially in conformity with:

2.3.1	the Specifications; and

2.3.2	all applicable laws, bye-laws and regulations in the Territory and it will be Heineken UK’s responsibility to notify UBI of any incompatibility between Clauses 2.3.1 and 2.3.2;

2.4	at all reasonable times, and subject to agreeing a date and time in advance with Heineken UK, permit UBI to inspect all ingredients and such parts of the breweries, manufacturing facilities and stores in which the Product is produced, packaged or stored;

2.5	provide to UBI at its request, or permit UBI to take samples of raw and other materials and of the Product (irrespective of the stage of its production) at UBI’s expense;

2.6	provide to UBI, at UBI’s expense, and subject to receiving reasonable notice from UBI:

2.6.1	samples of the Product in advance of their use in such quantities and at such times as UBI may from time to time specify;

2.6.2	technical reports in such form and at such times as may from time to time be indicated by UBI;

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2.6.3	progress-reports of new works and information about the condition of plant, equipment, installations used for the production and packaging of the Product when requested to do so by UBI;

2.6.4	particulars of difficulties encountered in the production and packaging of the Product and in plant, equipment, installations or their components used therefore when requested to do so by UBI;

All such requests under this clause 2.6 shall not be made unreasonably.

2.7	in all its activities so act as to avoid bringing UBI or the name of the Product into disrepute in any part of the Territory.

3.	MARKETING

Heineken UK shall throughout the continuance of this Agreement:

3.1	market the Product and ensure that all marketing is carried out in accordance with Clause 4 hereof;

3.2	not sell and distribute any off standard Product (as hereinafter defined);

3.3	use for the presentation of the Product only:

i)	such sizes, designs and colours of bottles and cans,

ii)	such bottle closures and outer containers,

iii)	such labels, get-up and markings on bottles and outer containers, and

iv)	such advertising materials and literature,

as shall conform to laws and regulations applicable to the relevant part of the Territory in which that particular Product is to be sold (including but not limited to Excise Regulations);

3.4	use the Trade Marks only in relation to the Product, sell the Product only under the Trade Marks and keep UBI informed of all manners in which the Trade Marks are proposed to be used and are used by Heineken UK;

3.5	neither while this Agreement is in force nor at any time after its termination register, attempt to register or secure any rights therein or assert any proprietary rights or use anywhere any Trade Marks which in any way includes, resembles or is associated with the Trade Marks or any part thereof;

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3.6	not without UBI’s prior consent in writing, sell or export the Product in or to any part, region or country outside the Territory nor knowingly sell or supply it to any customer who requires it for any such export or sale, such consent not to be unreasonably withheld.

4.	MARKETING AND ADVERTISING

4.1	UBI shall during the continuance of this Agreement render to Heineken UK all marketing assistance as UBI consider necessary or as Heineken UK may request to enable Heineken UK to carry out the provisions hereof.

4.2	If Heineken UK requires additional marketing services specific to the Territory, such as market surveys, assistance in local promotions or management of local sponsorships (hereinafter referred to as “Additional Marketing Services”), UBI and Heineken UK shall agree on the terms and conditions of such Additional Marketing Services in accordance with Clause 4.3 hereof.

4.3	Subject to Clause 4.4, Heineken UK undertakes that all marketing of the Product (including but not limited to media-advertisements, publicity and sales promotion) shall be carried out at Heineken UK’s sole discretion (a) for Heineken UK’s account but subject to UBI’s approval in order to ensure that it will be in line with UBI’s worldwide advertising policy; and (b) shall always be in strict compliance with the laws of the Territory.

4.4	Heineken UK shall be under no obligation to spend any amount in excess of what Heineken UK has agreed to provide pursuant to Clause 5.1 of this Agreement on marketing activities during the Term.

4.5	Copyright in any advertising materials and literature including in the artistic work appearing in the Trade Marks acquired by or coming into the possession of Heineken UK or any of its advertising or other agents or employees designed or written for the purpose of the promotion of sales of the Product (“Advertising Materials and Literature”) shall in all circumstances be UB’s property without payment and Heineken UK shall accordingly reserve such ownership in any authority or order which it may give or which may be given by its direction for the preparation of Advertising Materials and Literature. UB may require Heineken UK to execute such documents as may be required to affirm the ownership of UB in the Trade Marks as well as the Advertising Materials and Literature.

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4.6	In the event of any infringement or suspected infringement of UB’s copyright in Advertising Materials and Literature or any act or thing which might be detrimental thereto coming to Heineken UK’s notice, Heineken UK shall promptly notify UBI or KBE thereof and take such steps or join with UB if required in taking such steps against the alleged infringer as UB may require.

4.7	Clause 4.5 shall survive the termination of this Agreement.

5.	PRODUCT CONTROL

If UBI, being of the opinion that any beer produced or marketed by Heineken UK as the Product is in any aspect different from its specifications or standard (“off standard Product”), has given a notice in writing to Heineken UK to that effect, Heineken UK shall:

5.1	keep and procure to be retained in its or its Agent’s depot all such off standard Product;

5.2	use its reasonable endeavours to recover any such off standard Product already delivered;

5.3	dispose of such off standard Product; and

5.4	cease the delivery of the Product until the required appearance nature and quality thereof has been re-attained.

6.	LICENCES, CLAIMS

6.1	Heineken UK warrants to UBI that it has all appropriate licences, permits and authority to enable it to produce, bottle, package, store, distribute, market and sell the Product in the Territory and that it will maintain such licences, permits and authorities in full force and effect throughout the continuation of this Agreement.

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Schedule 2

Trade Marks

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IN WITNESS WHEREOF the parties hereto have caused this Agreement to be executed by their duly authorised representatives and delivered on the date first above written.

SIGNED for HEINEKEN UK LIMITED by:		Before THIS WITNESS:

Signature	/s/ Joss van der Burg	Signature	/s/ Mark Hannam

Name:	Joss van der Burg	Name:	Mark Hannam

Title:	Finance Director	Address:	30 Kingston Road, Oxford, OX2 6RQ

Date:	04/16/2013	Date:	04/16/2013

SIGNED for UNITED BREWERIES INTERNATIONAL(UK) LIMITED by		Before THIS WITNESS:

Signature	/s/ Jerome G. Merchant	Signature	/s/ Alain Littee

Name:	Jerome G. Merchant	Name	Alain Littee

Title:	Director	Address:	107 Egloff Drive

Date:	04/15/2013	Date:	04/15/2013

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SIGNED for KINGFISHER BEER EUROPE LIMITED by:		Before THIS WITNESS:

Signature	/s/ Damon Swarbrick	Signature	/s/ Mark Davis

Name:	Damon Swarbrick	Name:	Mark Davis

Title:	Director	Address:	Springfield House, Sandling Road, Maidstone, Kent

Date:	04/17/2013	Date:	04/17/2013

SIGNED for UNITED BREWERIES LIMITED by:		Before THIS WITNESS:

Signature	/s/ Shekhar Ramamurthy	Signature	/s/ Govind Iyengar

Name:	Shekhar Ramamurthy	Name:	Govind Iyengar

Title:	Joint President	Address:	UB City, UB Tower, Level 4
#24, Vital Mallaya Road
Bangalore, 560001
India

Date:	04/17/2013	Date:	04/17/2013

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